Exhibit 10.51
WARRANT CLARIFICATION AGREEMENT
     This Warrant Clarification Agreement (this “Agreement”), dated as of September 30, 2007, between 180 Connect Inc., a Delaware corporation (f/k/a Ad.Venture Partners, Inc., a Delaware corporation) (the “Company”) and Continental Stock Transfer & Trust Company, a New York Corporation (“Continental Stock Transfer & Trust Company”), is to the Warrant Agreement, dated as of August 25, 2005 (the “Warrant Agreement”), by and between Ad.Venture Partners, Inc. and Continental Stock Transfer & Trust Company.
     WHEREAS, Section 3.3(ii) of the Warrant Agreement provides that the Company shall not be obligated to deliver any securities pursuant to the exercise of a warrant unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock is effective.
     WHEREAS, as a result of certain questions that have arisen regarding the accounting treatment applicable to the warrants, the parties hereto deem it necessary and desirable to amend the Warrant Agreement to clarify that the registered holders do not have the right, and never had the right, to receive a net cash settlement in the event the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants at the time such warrants are exercisable.
     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement as set forth herein.
     1. Warrant Agreement.
          (a) For the avoidance of doubt, the Warrant Agreement is hereby amended by adding the following as Section 3.5 to the Warrant Agreement:
     “Furthermore, if the Company is unable to deliver any securities pursuant to the exercise of a Warrant as a result of the foregoing situations, the Company will have no obligation, under any circumstance, to pay such registered holder any cash or other consideration or otherwise “net cash settle” the Warrant.”
          (b) The Warrant Agreement is hereby further amended by deleting Section 9.2 in its entirety and replacing it with the following:
     “9.2. Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

180 Connect Inc.
6501 East Belleview Avenue
Suite 50
Englewood, CO 80111
Attn : Chairman
     Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn : Compliance Department
with a copy in each case to:
McDermott Will & Emery
340 Madison Avenue
New York, New York 10173
Attn : Mark Selinger, Esq.
     2. Miscellaneous.
          (a) Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 of the Warrant Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.
          (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

          (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Agreement, provisions of the Warrant Agreement which are not inconsistent with this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.
          (d) Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant Clarification Agreement as of the date first written above.

180 CONNECT INC.
By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

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